UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025 (September 18, 2025)

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Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

Master Repurchase Agreement

On September 18, 2025, Empery Digital Inc. (the “Company”) entered into a Master Repurchase Agreement (the “MRA”) with NYDIG Funding LLC (the “Buyer”) and a related transaction confirmation (such confirmation, together with the MRA, the “Repo Facility”). The Repo Facility provides up to $50.00 million in advances in exchange for purchased securities in the form of Bitcoin (BTC). Advances under the Repo Facility accrue interest at per annum rate equal to 8.5%. The initial maturity date of the Repo Facility is August 31, 2026 and prepayment is subject to a termination fee depending on the timing of the prepayment.

The Repo Facility contains customary representations, warranties, covenants, conditions precedent to funding, financial and other covenants applicable to the Company and events of default. The Repo Facility also requires the Company to post additional purchased securities as margin, which margin requirement may be increased or decreased from time to time.

Item 8.01 Other Information.

On September 18, 2025, the Company amended its previously announced committed borrowing facility to increase the amount that the Company may draw down upon to fund share repurchases from $25 million to $35 million. Drawdowns on the facility will be at the sole option of the Company. The Company intends to use the proceeds of the Repo Facility to repay the Company’s previously announced committed borrowing facility in full with zero prepayment fees and provide incremental capital for share repurchases.

On September 19, 2025, Empery Digital Inc. (the “Company”) issued a press release announcing its entry into the Repurchase Agreement, the amended committed borrowing facility and providing an update on repurchases by the Company under the Company’s stock repurchase program.

As previously announced, on July 25, 2025, the Company announced that its board of directors authorized a stock repurchase program such that the Company could repurchase up to $100 million of the Company’s outstanding shares of common stock, par value $0.00001 per share over a 24-month period. As of September 18, 2025, 3,522,233 shares of the Company’s common stock have been repurchased by the Company under the stock repurchase program at an average purchase price per share of $7.35 and approximately $74 million remains available for repurchase under this program.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empery Digital Inc.
(Registrant)

Date: September 19, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

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